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                          AMERICAN ODYSSEY FUNDS, INC.

                              ARTICLES OF AMENDMENT


         AMERICAN ODYSSEY FUNDS, INC., a Maryland corporation (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

         FIRST: ARTICLE II of the charter of the Corporation shall be amended to read as follows:

                         "The name of the Corporation is

                             CitiStreet Funds, Inc."

         SECOND: The foregoing amendment was approved by a majority of the entire board of directors of the Corporation.

         THIRD: The foregoing amendment is limited to a change expressly authorized by Section 2-605 of the Corporations and Associations Article of the Annotated Code of Maryland.

         FOURTH: The foregoing amendment shall be effective as of May 1, 2001 at 12:01 A.M.

         IN WITNESS WHEREOF, AMERICAN ODYSSEY FUNDS, INC. has caused these presents to be signed in its name and on its behalf by its President and its corporate seal to be hereunder affixed and attested by its Secretary, as of April ___, 2001.

                                          AMERICAN ODYSSEY FUNDS, INC.



                                          BY:  ____________________
                                                   Paul S. Feinberg
                                                   President
Attest:


____________________       (seal)
Lori M. Renzulli
Secretary

         THE UNDERSIGNED, President of AMERICAN ODYSSEY FUNDS, INC., who executed on behalf of said Corporation the foregoing Articles of Amendment, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles of Amendment to be the corporate act of said Corporation and further certifies that, to the best of his knowledge, information, and belief, the matters and facts set forth therein are true in all material respects, under the penalties for perjury.


                                          ____________________________
                                          Paul S. Feinberg
                                          President